UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

PDS BIOTECHNOLOGY CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

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	(4)	Date Filed:

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Important proxy material for our upcoming Special Meeting of Stockholders is on its way to you. Please take action early!

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Shareholders Matter
Sponsored ·
You should have recently received proxy materials for our upcoming Special Meeting of Stockholders via email or mail. Please vote early!
PDS Biotechnology
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25B Vreeland Road, Suite 300 Florham Park, NJ 07932 (800) 208-3343 www.pdsbiotech.com

PDS Biotechnology Management and Board of Directors Recommend that All Stockholders
Vote “FOR” ratification of the prior approval of the Equity Incentive Plan

Dear Fellow Stockholders:

The purpose of this letter is to urge stockholders who have not yet voted on the proxy proposal to please vote “FOR” the ratification of the prior approval of the PDS Biotechnology Corporation 2014 Equity Incentive Plan immediately. The Board, the Compensation Committee and management believe that the effective use of stock-based incentive compensation is vital to our ability to operate and to achieve strong performance in the future. The 2014 Plan will allow us to continue to maintain the key policies and practices adopted by our management and Board to align employee and stockholder interests. In addition, our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel. We believe that the 2014 Plan is essential to permit our management to continue to provide long-term, equity-based incentives to present and future key employees, consultants and directors.

Your vote is critically important to the future of PDS Biotechnology.  If you voted “FOR” the proposal, no further action is needed. If you voted “AGAINST" the proposal or to “ABSTAIN,” we urge you to change your vote now to “FOR” the proposal, following the enclosed voting instructions. To ensure your vote is counted before the meeting, we strongly encourage you to vote online.

PDS Biotechnology has retained a proxy solicitor to assist in the solicitation of proxies and provide related advice and informational support.  If you would like to discuss the proposal or have any questions regarding how to vote, you may contact Morrow Sodali LLC by phone at (203) 658-9400 or by email at PDSB@investor.morrowsodali.com. Included with this letter are voting instructions containing your control number. We strongly encourage you to vote “FOR” Proposal 1 by casting your vote online at www.ProxyVote.com prior to Wednesday January 19, 2022 so that it may be counted before the meeting.

Thank you for your support of PDS Biotechnology
Sincerely,
Dr. Frank K. Bedu-Addo, Ph.D.
President and CEO

Important Additional Information Regarding Proxy Solicitation

PDS Biotechnology Corporation (the “Company”) has filed a definitive proxy statement and form of proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for s Special Meeting of Stockholders (the “Special Meeting”) of the Company to be held on January 19, 2022 at 9 a.m. Eastern Time (the “Proxy Statement”). The Company, its directors and certain of its executive officers will be participants in the solicitation of proxies from stockholders in respect of the Special Meeting. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Proxy Statement. To the extent holdings of such participants in the Company’s securities are not reported, or have changed since the amounts described, in the Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING PROXY CARD, BECAUSE THEY CONTAIN IMPORTANT INFORMATION.